Exhibit 99.1

GLOBAL MOBILETECH ANNOUNCES FINANCIAL RESULTS FOR YEAR ENDED JUNE 30, 2010;

Revenues Reached $4.3 Million and Net Income $56,636

SPOKANE, WA, October 4, 2010  --(BUSINESS WIRE)-- Global MobileTech, Inc. (OTCBB: GLMB), a diversified renewable energy, mobile communications and advertising company, today announced its audited financial results for fiscal year ended June 30, 2010.

In its Annual Report filed with the Securities and Exchange Commission on September 30, 2010, the Company reported that its revenues for fiscal year 2010 totaled $4.3 million compared to $nil for 2009.  The revenues were generated from the sale of mobile VoIP calls and mobile advertising services by GLMB’s wholly owned Malaysian subsidiary, Info-Accent Sdn Bhd.  Net income for 2010 was $56,636 compared to a net loss of $64,736 for 2009.

Key Financial Highlights

	Year Ended June 30, 2010	Year Ended June 30, 2009	Change
Revenues	$ 4,323,601	$ -	$ 4,323,601
Gross profit	678,707	-	678,707
Income / (loss) from operations	106,424	(64,736)	171,160
Net income (loss)	56,636	(64,736)	121,372
EPS	0.03	(0.04)	0.07

GLMB commenced as an exploration stage company in December 2007 progressing to a development stage company in March 2010. Beginning April 2010, GLMB became an operational company when Info-Accent Sdn Bhd began generating revenues from the sale of mobile VoIP calls and mobile advertising services in Asia.

During July 2010, the Company expanded its operations into the renewable energy business to include the design, integration, marketing and sales of solar PV-wind and solar PV-biomass hybrid power generation applications.

Business Outlook for Fiscal Year 2011

For fiscal year 2011, revenue is expected to be between $32 - $35 million and net income in the range of $2.9 - $3.2 million.  In providing guidance for 2011, the Company said it expects to increase its revenue through the expansion of its operations in the existing mobile VoIP calls and mobile advertising segment and the new renewable energy segment.

“Fiscal 2010 was a very significant year for GLMB when the Company began generating revenues beginning April 2010,” said Aik Fun Chong, President and CEO of Global MobileTech, Inc.  “The Company’s entry into the renewable energy business will provide another recurring revenue stream that will complement its mobile VoIP calls and mobile advertising business segment.  Our goal is to establish GLMB into a formidable renewable energy and mobile communications company in Asia by end of fiscal 2011.”

About Global MobileTech, Inc.

Global MobileTech, Inc. (“GLMB”) based in Spokane, WA with Asian operations based in Malaysia, is a diversified renewable energy, mobile communications and advertising company.  The Company’s operations are organized under two business segments.  The first segment is involved in the sale of mobile VoIP calls and mobile advertising services.  The second segment handles the design, integration, marketing and sale of solar PV-wind and solar PV-biomass hybrid power generation applications.  The Company’s current target market for its products and services include customers from Asia and the United States.  For more information, please visit www.globalmobiletech.com.  Information on our website does not comprise a part of this press release.

Safe Harbor Statement:

Information contained in this press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "is expected," "intends," "may," "will," "should," "anticipates," "plans" or the negative thereof. These forward-looking statements often include forecasts and projections for future revenue and/or profits and are subject to revision and are not based on audited results. The Company does not undertake to update, revise or correct any forward-looking statements. Investors are cautioned that current results are not necessarily indicative of future results, and actual results may differ from projected amounts. For more complete information concerning factors that could affect the Company's results, reference is made to the Company's registration statements, reports and other documents filed with the Securities and Exchange Commission.

Contact

Global MobileTech, Inc.

Valerie Looi

509-723-1312

e-mail: valerie.looi@globalmobiletech.com